EXHIBIT 2


                                                                NUMBER:
                                                                541743


                                 COMPANY ACT



                                    CANADA

                         PROVINCE OF BRITISH COLUMBIA





                         CERTIFICATE OF INCORPORATION



I Hereby Certify that

                    AUSTRALIAN-CANADIAN OIL ROYALTIES LTD.

has this day been incorporated under the Company Act



Issued under my hand at Victoria, British Columbia on April 28, 1997


                                                            JOHN S. POWELL
                                                              Registrar of
                                                              Companies



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                         PROVINCE OF BRITISH COLUMBIA

                                    FORM 1
                                 (Section 5)

                                 COMPANY ACT

                                  MEMORANDUM


I wish to be formed into a Company with limited liability under the Company Act in pursuance of this memorandum.

1.  The name of the Company is " AUSTRALIAN-CANADIAN OIL ROYALTIES LTD."

2. The authorized capital of the company consists of 100,000,000 shares divided into:

           50,000,000 Common shares without par value; and

           50,000,000 Preferred shares without par value.

           Each class of shares shall have attached thereto the special rights and restrictions set forth in the Articles of the company.


3. I agree to take the number, kind and class of shares in the company set opposite my name.

FULL NAME, RESIDENT ADDRESS                 NUMBER, KIND AND CLASS OF
AND OCCUPATION OF SUBSCREBER                 SHARES TAKEN BY SUBSCRIBER




_/s/ William A. Randall__________
William A. Randall                                          One (1) Common
6137 Collingwood Place
Vancouver, B.C. V6N IV2
Lawyer

TOTAL SHARES TAKEN:                                         One (1) Common

DATED March 20, 1997.


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                                   ARTICLES

                                      of

                    AUSTRALIAN-CANADIAN OIL ROYALTIES LTD.


                              TABLE OF CONTENTS


PART 1
    INTERPRETATION
        1.1 Definitions                                                 1
        1.2 Construction of Words                                       2
        1.3 Definitions Same as Company Act                             2
        1.4 Interpretation Act Rules of Construction Apply              2
        1.5 References in Writing.                                      2

PART 2
    SHARES AND SHARE CERTIFICATES
        2.1 Member Entitled to Certificate                              2
        2.2 Form of Certificate                                         2
        2.3 Replacement of Lost or Defaced Certificate                  2
        2.4 Execution of Certificates                                   3
        2.5 Recognition of Trusts                                       3
        2.6 Delivery to Joint Holders                                   3

PART 3
    ISSUE OF SHARES
        3.1 Directors Authorized                                        3
        3.2 Commissions and Discounts                                   4
        3.3 Conditions of Issue                                         4

PART 4
    SHARE REGISTERS
        4.1 Registers of Members, Transfers and Allotments              4
        4.2 Branch Registers of Members                                 5
        4.3 No Closing of Register of Members.                          5

PART 5
    TRANSFER OF SHARES
        5.1 Transfers of Shares                                         5
        5.2 Execution of Instrument of Transfer                         5
        5.3 Inquiry as to Title Not Required                            5
        5.4 Submission of Instruments of Transfer                       6
        5.5 Transfer Fee                                                6
        5.6 Consent of Directors Required                               6

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PART 6
    TRANSMISSION OF SHARES
        6.1 Personal Representatives Recognized on Death                6
        6.2 Death or Bankruptcy                                         7
        6.3 Persons in Representative Capacity                          7

PART 7
    ALTERATION OF CAPITAL

        7.1 Increase of Authorized Capital                              7
        7.2 Other Capital Alterations.                                  7
        7.3 Creation, Variation and Abrogation of Special
            Rights and  Restrictions                                    7
        7.4 Special Rights of Conversion                                8
        7.5 Class Meetings of Member                                    8

PART 8
    PURCHASE AND REDEMPTION OF SHARES
        8.1 Company Authorized to Purchase or Redeem its Shares         8
        8.2 Offer to Purchase Made Pro Rata                             8
        8.3 Selection of Shares to be Redeemed                          9
        8.4 Purchased or Redeemed Shares Not Voted                      9

PART 9
    BORROWING POWERS
        9.1 Powers of Directors.                                        9
        9.2 Negotiability of Debt Obligations                           9
        9.3 Special Rights Attached to Debt Obligations                 9
        9.4 Register of Debentureholders                                10
        9.5 Execution of Debt Obligations                               10
        9.6 Register of Indebtedness                                    10

PART 10
    GENERAL MEETINGS
        10.1  Annual General Meetings                                   10
        10.2  Waiver of Annual General Meeting                          10
        10.3  Classification of General Meetings                        10
        10.4  Calling of Meetings                                       10
        10.5  Advance Notice for Election of Directors                  11
        10.6  Notice for General Meeting                                11
        10.7  Waiver or Reduction of Notice                             11
        10.8  Notice of Special Business at General Meeting             11
        10.9  Postponement of Meeting following Advance Notice          11

PART 11
    PROCEEDINGS AT GENERAL MEETINGS
        11.1  Special Business                                          12
        11.2  Requirement of Quorum                                     12
        11.3  Quorum                                                    12
        11.4  Lack of Quorum                                            12

        11.5   Chairman                                                 12
        11.6   Alternate Chairman                                       13
        11.7   Adjournments                                             13
        11.8   Resolutions Need Not be Seconded                         13
        11.9   Decisions by Show of Hands or Poll                       13
        11.10  Casting Vote                                             13
        11.11  Manner of Taking Poll                                    13
        11.12  Disputed Vote                                            14
        11.13  Retention of Ballots Cast on a Poll                      14
        11.14  Casting of Votes                                         14
        11.15  Ordinary Resolution Sufficient                           14
        11.16  Resolutions in Counterpart                               14

PART 12
    VOTES OF MEMBERS
        12.1   Number of Votes Per Share or Member                      14
        12.2   Votes of Persons in Representative Capacity              14
        12.3   Representative of a Corporate Member                     15
        12.4   Votes by Joint Holders                                   15
        12.5   Votes by Committee for a Member                          15
        12.6   Appointment of Proxyholders                              15
        12.7   Qualification of Proxyholders                            15
        12.8   Execution of Form of Proxy                               16
        12.9   Deposit of Proxy                                         16
        12.10  Directors May Make Regulations Relating
               to Deposit of Proxies                                    16
        12.11  Form of Proxy                                            16
        12.12  Validity of Proxy Vote                                   16
        12.13  Revocation of Proxy                                      17
        12.14  Chairman to Determine Validity                           17

PART 13
    DIRECTORS
        13.1  Number of Directors                                       17
        13.2  Remuneration and Expenses of Directors                    17
        13.3  Qualification of Directors                                18

PART 14
    ELECTION AND REMOVAL OF DIRECTORS
        14.1  Election at Annual General Meetings                       18
        14.2  Eligibility of Retiring Director                          18
        14.3  Continuance of Directors                                  18
        14.4  Election of Less than Required Number of Directors        18
        14.5  Filing a Casual Vacancy                                   19
        14.6  Additional Directors                                      19
        14.7  Alternate Directors                                       19
        14.8  Termination of Directorship                               19
        14.9  Resignation of Directors                                  19
        14.10 Removal of Directors                                      20

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PART 15
    POWERS AND DUTIES OF DIRECTORS
        15.1  Management of Affairs and Business                        20
        15.2  Appointment of Attorney                                   20

PART 16
    DISCLOSURE OF INTEREST OF DIRECTORS
        16.1  Disclosure of Conflicting Interest                        20
        16.2  Voting and Quorum re Proposed Contract                    20
        16.3  Director May Hold Office or Position with the
              Company                                                   21
        16.4  Director Acting in Professional Capacity                  21
        16.5  Director Receiving Remuneration from Other
              Interests                                                 21

PART 17
    PROCEEDINGS OF DIRECTORS
        17.1  Chairman and Alternate                                    22
        17.2  Meetings - Procedure - Casting Vote                       22
        17.3  Meetings by Conference Telephone                          22
        17.4  Notice of Meeting                                         22
        17.5  Waiver of Notice of Meeting                               22
        17.6  Quorum                                                    23
        17.7  Continuing Directors May Act During Vacancy               23
        17.8  Validity of Acts of Directors                             23
        17.9  Resolutions in Writing Effective                          23
        17.10 Resolutions Need Not be Seconded and Chairman
              May Move a Motion                                         23

PART 18
    EXECUTIVE AND OTHER COMMITTEES
        18.1  Appointment of Executive Committee                        23
        18.2  Appointment of Committees                                 24
        18.3  Procedure at Meetings                                     24

PART 19
    OFFICERS
        19.1  President and Secretary Required                          25
        19.2  Persons Holding More Than One Office and Remuneration     25
        19.3  Disclosure of Conflicting Interest                        25

PART 20
    INDEMNITY AND PROTECTION OF DIRECTORS, OFFICERS
             AND EMPLOYEES
        20.1  Indemnification of Directors                              25
        20.2  Indemnification of Officers, Employees, Agents            25
        20.3  Indemnification not Invalidated by Non-Compliance         26
        20.4  Company May Purchase Insurance                            26

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PART 21
    DIVIDENDS AND RESERVE
        21.1  Declaration of Dividends                                  26
        21.2  Declared Dividend Rate                                    26
        21.3  Proportionate to Number of Shares Held                    26
        21.4  Reserves                                                  27
        21.5  Receipts from Joint Holders                               27
        21.6  No Interest on Dividends                                  27
        21.7  Payment of Dividends                                      27
        21.8  Capitalization of Undistributed Surplus                   27
        21.9  Fractional Share Dividends                                27

PART 22
    DOCUMENTS, RECORDS AND REPORTS
        22.1  Documents To Be Kept                                      28
        22.2  Accounts To Be Kept                                       28
        22.3  Inspection of Accounts                                    28
        22.4  Financial Statements and Reports for General Meetings     28
        22.5  Financial Statements and Reports for Members              28

PART 23
    NOTICES
        23.1  Method of Giving Notice                                   28
        23.2  Notice to Joint Holders                                   29
        23.3  Notice to Personal Representative                         29
        23.4  Persons to Receive Notice                                 29

PART 24
    RECORD DATES
        24.1  Record Date                                               29
        24.2  No Record Date Fixed                                      29

PART 25
    SEAL
        25.1  Affixation of Seal to Documents                           30
        25.2  Reproduction of Seal                                      30
        25.3  Official Seal for Other Jurisdictions                     30

PART 26
    MECHANICAL REPRODUCTION OF SIGNATURES
        26.1  Instrument May Be Mechanically Signed                     31
        26.2  Definition of Instrument                                  31

PART 27
    SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO PREFERRED
          SHARES
        27.1  Directors' Right to Issue in One or More Series           31

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                         PROVINCE OF BRITISH COLUMBIA
                                 COMPANY ACT

                                   ARTICLES
                                      of

                    AUSTRALIAN-CANADIAN OIL ROYALTIES LTD.


                                    PART 1
                                INTERPRETATION


1.1 Definitions. In these Articles, unless there is something in the subject or context inconsistent therewith:

"Board of Directors", "Board", "the Directors" and "the directors" mean the Directors or sole Director of the Company for the time being;

"Company" means the company named at the head of these Articles;

"Company Act" means the Company Act of the Province of British Columbia as from time to time enacted and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

"Member" means those persons defined as such in the Company Act and includes any person who owns shares in the capital of the Company and whose name is entered in the register of members or a branch register of members;

"Ordinary resolution" means an ordinary resolution as defined in the Company
Act;

"Registered owner" or "registered holder" when used with respect to a share in the authorized capital of the Company means the person registered in the register of members in respect of such share;

"Seal" means the common seal of the Company, if the Company has one;

"Solicitor of the Company" means any partner, associate or articled student of the law firm retained by the Company in respect of the matter in connection with which the term is used;

"Special resolution" means a special resolution as defined in the Company Act; and "writing", "in writing" and like expressions include all modes of representing, or reproducing, and recording words in visible form, including: printing; lithographing; typewriting; and photostatic, electrostatic and mechanical copying.

1.2 Construction of Words. Words importing the singular include the plural and vice versa; and words importing male persons include female persons and words importing persons shall include corporations.

1.3 Definitions Same as Company Act. Any words or phrases defined in the Company Act shall, if not inconsistent with the subject or context, bear the same meaning when used in these Articles.


1.4 Interpretation Act Rules of Construction Apply. The Rules of Construction contained in the Interpretation Act of the Province of British Columbia shall apply, mutatis mutandis, to the interpretation of these Articles.

1.5 References in Writing. Reference in these Articles to writing shall be construed as including references to printing, lithography, typewriting, photography and other modes of representing or reproducing words in a visible form.


                                    PART 2
                        SHARES AND SHARE CERTIFICATES

2.1 Member Entitled to Certificate. Every member is entitled, without charge, to one certificate representing the share or shares of each class or series held by him; provided that, in respect of a share or shares held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint registered holders or to his duly authorized agent shall be sufficient delivery to all; and provided further that the Company shall not be bound to issue certificates representing redeemable shares, if such shares are to be redeemed within one month of the date on which they were allotted. Any share certificate may be sent through the mail by registered prepaid mail to the member entitled thereto, and neither the Company nor any transfer agent shall be liable for any loss occasioned to the member owing to any such share certificate so sent being lost in the mail or stolen.

2.2 Form of Certificate. Every share certificate issued by the Company shall be in such form as the Directors approve and shall comply with the Company Act.

2.3    Replacement of Lost or Defaced Certificate.  If a share certificate:

    (a) is worn or defaced, the Directors shall, upon production to them of the said certificate and upon such other terms, if any, as they may think fit, order the said certificate to be canceled and shall issue a new certificate in lieu thereof;

    (b) is lost, stolen or destroyed, then, upon proof thereof to the satisfaction of the Directors and upon such indemnity, if any, as the Directors deem adequate being given, a new share certificate in lieu thereof shall be issued to the person entitled to such lost, stolen or destroyed certificate; or

    (c) represents more than one share and the registered owner thereof surrenders it to the Company with a written request that the Company issue in his name two or more certificates each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Company shall cancel the certificate so surrendered and issue in lieu thereof certificates in accordance with such request.

There shall be paid to the Company such sum, not exceeding ten dollars, as the Directors may from time to time fix, for each certificate to be issued under this Article.

2.4 Execution of Certificates. Every share certificate shall be signed manually by at least one Officer or Director of the Company, or by or on behalf of a registrar, branch registrar, transfer agent or branch transfer agent of the Company and any additional signatures may be printed or otherwise mechanically reproduced and, in such event, a certificate so signed is as valid as if signed manually, notwithstanding that any person whose signature is so printed or mechanically reproduced shall have ceased to hold the office that he is stated on such certificate to hold at the date of the issue of the share certificate.

2.5 Recognition of Trusts. Except as required by law, statute or these Articles, no person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or in any fractional part of a share or (except only as by law, statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in its registered holder.

2.6 Delivery to Joint Holders. The certificate representing shares registered in the name of two or more persons shall be delivered to the person first named on the register of members.


                                    PART 3
                               ISSUE OF SHARES

3.1 Directors Authorized. Subject to the requirements of the Company Act with respect to pro-rata offerings (if applicable) and otherwise and to any direction to the contrary, save for a direction which, at the discretion of the Directors, may not be proceeded with, contained in a resolution passed at a general meeting authorizing any increase or alteration of capital, the shares shall be under the control of the Directors who may, subject to the rights of the holders of the shares of the Company for the time being outstanding, issue, allot, sell or otherwise dispose of, and/or grant options on or otherwise deal in, shares authorized but not outstanding, and outstanding shares held by the Company, at such times, to such persons (including Directors), in such manner, upon such terms and conditions and at such price or for such consideration, as the Directors, in their absolute discretion, may determine.

3.2 Commissions and Discounts. Subject to the provisions of the Company Act, the Company, or the Directors on behalf of the Company, may pay a commission or allow a discount to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company, or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for any such shares, provided that, if the Company is not a specially limited company, the rate of the commission and discount shall not in the aggregate exceed 25 per cent of the amount of the subscription price of such shares, and if the Company is a specially limited company, the rate of the commission and discount shall not in the aggregate exceed 95 per cent of the amount of the subscription price of such shares.

3.3 Conditions of Issue. No share may be issued until it is fully paid and the Company shall have received tile full consideration therefor in cash, property or past services actually performed for the Company. The value of property or services for the purposes of this Article shall be the value determined by the Directors by resolution to be, in all circumstances of the transaction, the fair market value thereof, and the full consideration received for a share issued by way of dividend shall be the amount declared by the Directors to be the amount of the dividend.


                                    PART 4
                               SHARE REGISTERS

4.1 Registers of Members, Transfers and Allotments. The Company shall keep or cause to be kept a register of members, a register of transfers and a register of allotments within British Columbia, all as required by the Company Act, and may combine one or more of such registers. If the Company's capital shall consist of more than one class of shares, a separate register of members, register of transfers and register of allotments may be kept in respect of each class of shares. The Directors on behalf of the Company may appoint a trust company to keep the register of members, register of transfers and register of allotments or, if there is more than one class of shares, the Directors may appoint a trust company, which need not be the same trust company, to keep the register of members, the register of transfers and the register of allotments for each class of shares. The Directors on behalf of the Company may also appoint one or more trust companies, including the trust company which keeps the said registers of its shares or of a class thereof, as transfer agent for its shares or such class thereof, as the case may be, and the same or another trust company or companies as registrar for its shares or such class thereof, as the case may be. The Directors may terminate the appointment of any such trust company at any time and may appoint another trust company in its place.

4.2 Branch Registers of Members. Subject to the provisions of the Company Act, the Company may keep or cause to be kept one or more branch registers of members at such place or places as the Directors may from time to time determine.

4.3 No Closing of Register of Members. The Company shall not at any time close its register of members.


                                    PART 5
                              TRANSFER OF SHARES


5.1 Transfers of Shares. Subject to the restrictions, if any, set forth in the Memorandum and these Articles, any member may transfer any of his shares by instrument in writing executed by or on behalf of such member and delivered to the Company or its transfer agent. The instrument of transfer of any share of the Company shall be in the form, if any, on the back of the Company's share certificates or in such other form as the Directors may from time to time approve. If the Directors so determine, each instrument of transfer shall be in respect of only one class of share. Except to the extent that the Company Act may otherwise provide, the transferor shall be deemed to remain the holder of the shares until the name of the transferee is entered in the register of members or a branch register of members in respect thereof.

5.2 Execution of Instrument of Transfer. The signature of the registered owner of any shares, or of his duly authorized attorney, upon an authorized instrument of transfer shall constitute a complete and sufficient authority to the Company, its Directors, Officers and agents to register, in the name of the transferee as named in the instrument of transfer, the number of shares specified therein or, if no number is specified, all the shares of the registered owner represented by share certificates deposited with the instrument of transfer. If no transferee is named in the instrument of transfer, the instrument of transfer shall constitute a complete and sufficient authority to the Company, its Directors, Officers and agents to register, in the name of the person on whose behalf any certificate for the shares to be transferred is deposited with the Company for the purpose of having the transfer registered, the number of shares if specified in the instrument of transfer or, if no number is specified, all the shares represented by all share certificates deposited with the instrument of transfer.

5.3 Inquiry as to Title Not Required. Neither the Company nor any Director, Officer or agent thereof shall be bound to inquire into the title of the person named in the form of transfer as transferee, or, if no person is named therein as transferee, of the person on whose behalf the certificate is deposited with the Company for the purpose of having the transfer registered or be liable to any claim by such registered owner or by any intermediate owner or holder of the certificate or of any of the shares represented thereby or any interest therein for registering the transfer, and the transfer, when registered, shall confer upon the person in whose name the shares have been registered a valid title to such shares.

5.4 Submission of Instruments of Transfer. Every instrument of transfer shall be executed by the transferor and left at the registered office of the Company or at the office of its transfer agent or registrar for registration together with the share certificate for the shares to be transferred and such other evidence, if any, as the Directors or the transfer agent or registrar may require to prove the title of the transferor or his right to transfer the shares and the right of the transferee to have the transfer registered. All instruments of transfer, where the transfer is registered, shall be retained by the Company or its transfer agent or registrar and any instrument of transfer, where the transfer is not registered, shall be returned to the person depositing the same together with the share certificate which accompanied the same when tendered for registration.

5.5 Transfer Fee. There shall be paid to the Company in respect of the registration of any transfer such sum, if any, as the Directors may from time to time determine.

5.6 Consent of Directors Required. Notwithstanding any other provision of these Articles, if the Company is, or becomes:

     (a) a company which is not a reporting company; or

     (b) a reporting company that has not, with respect to any of its securities, filed a prospectus with the Executive Director of the British Columbia Securities Commission ("Executive Director") or any similar securities regulatory body within or outside British Columbia and obtained therefor a receipt or its equivalent;

then no shares shall be transferred and entered on the register of members without the previous consent of the Directors expressed by a resolution of the Board and the Directors shall not be required to give any reason for refusing to consent to any such proposed transfer. The consent of the Board required by this Article may be in respect of a specific proposed trade or trades or trading generally, whether or not over a specified period of time, or by specific persons or with such other restrictions or requirements as the Directors may determine.


                                    PART 6
                            TRANSMISSION OF SHARES

6.1 Personal Representatives Recognized on Death. In the case of the death of a member, the survivor or survivors, where the deceased was a Joint registered holder, and the legal personal representative of the deceased, where he was the sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares. Before recognizing any legal personal representative the Directors may require him to deliver to the Company the original or a court-certified copy of a grant of probate or letters of administration in British Columbia or such other evidence and documents as the Directors consider appropriate to establish the right of the personal representative to such title to the interest in the shares of the deceased member.

6.2 Death or Bankruptcy. Upon the death or bankruptcy of a member, his personal representative or trustee in bankruptcy, although not a member, shall have the same rights, privileges and obligations that attach to the shares formerly held by the deceased or bankrupt member if the documents required by the Company Act shall have been deposited with the Company. This Article does not apply on the death of a member with respect to shares registered in his name and the name of another person in joint tenancy.

6.3 Persons in Representative Capacity. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member shall, upon such documents and evidence being produced to the Company as the Company Act requires, or who becomes entitled to a share as a result of an order of a Court of competent jurisdiction or a statute, has the right either to be registered as a member in his representative capacity in respect of such share, or, if he is a personal representative, instead of being registered himself, to make such transfer of the shares as the deceased or bankrupt person could have made; but the Directors shall, as regards a transfer by a personal representative or trustee in bankruptcy, have the right, if any, to decline or suspend registration of a transferee as they would have in the case of a transfer of a share by the deceased or bankrupt person before the death or bankruptcy.


                                    PART 7
                            ALTERATION OF CAPITAL

7.1 Increase of Authorized Capital. The Company may, by ordinary resolution filed with the Registrar, amend its Memorandum to increase the authorized capital of the Company by:

     (a) creating shares with par value or shares without par value, or both;

     (b) increasing the number of shares with par value or shares without par value, or both; or

     (c) increasing the par value of a class of shares with par value, if no shares of that class are issued.

7.2 Other Capital Alterations. The Company may, by special resolution, alter its Memorandum to subdivide, consolidate, change from shares with par value to shares without par value, or from shares without par value to shares with par value, or change the designation of, all or any of its shares but only to such extent, in such manner and with such consents of members holding shares of a class or series which is the subject of or affected by such alteration, as the Company Act provides.

7.3    Creation, Variation and Abrogation of Special Rights and
Restrictions. The Company may alter its Memorandum or these Articles:

    (a) by special resolution, to create, define and attach special rights or restrictions to any shares; and

    (b) by special resolution and by otherwise complying with any applicable provision of its Memorandum or these Articles, to vary or abrogate any special rights and restrictions attached to any shares;

and in each case by filing a certified copy of such resolution with the Registrar, but no right or special right attached to any issued shares shall be prejudiced or interfered with unless all members holding shares of each class or series whose right or special right is so prejudiced or interfered with consent thereto in writing, or unless a resolution consenting thereto is passed at a separate class or series meeting of the holders of the shares of each such class or series by a majority of three-fourths of the issued shares of such class or series or such greater majority as may be specified by the special rights attached to the class or series of shares.

7.4 Special Rights of Conversion. If the Company is or becomes a reporting company, and if so required by the Company Act, no resolution to create, vary or abrogate any special right of conversion attaching to any class of shares shall be submitted to a general meeting or a class meeting of members unless the Executive Director of the British Columbia Securities Commission have first consented to the resolution.

7.5 Class Meetings of Members. Unless these Articles otherwise provide, the provisions of these Articles relating to general meetings shall apply, with the necessary changes and so far as they are applicable, to a class or series meeting of members holding a particular class or series of shares, provided that the quorum at a class or series meeting shall be one or more persons holding or representing by proxy not less than one-third of the shares affected.


                                    PART 8
                      PURCHASE AND REDEMPTION OF SHARES

8.1 Company Authorized to Purchase or Redeem its Shares. Subject to the special rights and restrictions attached to any class of shares, the Company may, by a resolution of the Directors and in compliance with the Company Act, purchase any of its shares at the price and upon the terms specified in such resolution or redeem any class of its shares in accordance with the special rights and restrictions attaching thereto. No such purchase or redemption shall be made if the Company is insolvent at the time of the proposed purchase or redemption or if the proposed purchase or redemption would render the Company insolvent.

8.2 Offer to Purchase Made Pro Rata. Unless the shares of the Company are to be purchased through a stock exchange, or from a bona fide employee or bona fide former employee of the Company or of an affiliate of the Company, or his personal representative, in respect of shares beneficially owned by such employee or former employee, or the Company is purchasing the shares from dissenting members pursuant to the requirements of the Company Act, the Company shall make its offer to purchase pro rata to every member who holds shares of the class or series to be purchased.

8.3 Selection of Shares to be Redeemed. If the Company proposes at its option to redeem some but not all of the shares of any class or series, the Directors may, subject to the special rights and restrictions attached to such shares, decide the manner in which the shares to be redeemed shall be selected and such redemption may or may not be made pro rata among every member holding any such shares as the Directors may determine.

8.4 Purchased or Redeemed Shares Not Voted. Subject to the provisions of the Company Act, any shares purchased or redeemed by the Company may be sold or, if canceled, reissued by it, but, while such shares which have not been canceled are held by the Company, it shall not exercise any vote in respect of these shares and no dividend or other distribution shall be paid or made thereon.


                                    PART 9
                               BORROWING POWERS

9.1 Powers of Directors. Subject to the provisions of the Company Act, the Directors may from time to time authorize the Company to:

    (a) borrow money in such manner and amount, on such security, from such sources and upon such terms and conditions as they think fit;

    (b) issue bonds, debentures, and other debt obligations either outright or as security for any liability or obligation of the Company or any other person;

    (c) mortgage, charge, whether by way of specific or floating charge, or give other security on the undertaking or on the whole or any part of the property and assets of the Company, both present and future; and

    (d) give financial assistance to any person, directly or indirectly, by way of loan, guarantee, the provision of security, or otherwise.

9.2 Negotiability of Debt Obligations. The Directors may make any bonds, debentures or other debt obligations issued by the Company by their terms assignable free from any equities between the Company and the person to whom they may be issued or any other person who lawfully acquires them by assignment, purchase or otherwise.

9.3 Special Rights Attached to Debt Obligations. The Directors may authorize the issue of any bonds, debentures or other debt obligations of the Company at a discount, premium or otherwise and with special or other rights or privileges as to redemption, surrender, drawings, allotment of or conversion into or exchange for shares, attending at general meetings of the Company and otherwise as the Directors may determine at or before the time of issue.

9.4 Register of Debentureholders. The Company shall keep or cause to be kept within the Province of British Columbia in accordance with the Company Act a register of its debentures and a register of debentureholders, which registers may be combined, and, subject to the provisions of the Company Act, may keep or cause to be kept one or more branch registers of its debentureholders at such place or places as the Directors may from time to time determine and the Directors may by resolution, regulation or otherwise make such provisions as they think fit respecting the keeping of such branch registers.

9.5 Execution of Debt Obligations. Every bond, debenture or other debt obligation of the Company shall be signed manually by at least one Director or Officer of the Company or by or on behalf of a trustee, registrar, branch registrar, transfer agent or branch transfer agent for the bond, debenture or other debt obligations appointed by the Company or under any instrument under which the bond, debenture or other debt obligation is issued and any additional signatures may be printed or otherwise mechanically reproduced thereon and, in such event, a bond, debenture or other debt obligation so signed is as valid as if signed manually notwithstanding that any person whose signature is so printed or mechanically reproduced shall have ceased to hold the office that he is stated on such bond, debenture or other debt obligation to hold at the date of the issue thereof.

9.6 Register of Indebtedness. If the Company is or becomes a reporting, company, the Company shall keep or cause to be kept a register of its indebtedness to every Director or Officer of the Company or an associate of any of them in accordance with the provisions of the Company Act.


                                   PART 10
                               GENERAL MEETINGS

10.1 Annual General Meetings. Subject to any extensions of time permitted pursuant to the Company Act, the first annual general meeting of the Company shall be held within 15 months from the date of incorporation and thereafter an annual general meeting shall be held once in every calendar year at such time (not being more than 13 months after the holding of the last preceding annual general meeting) and place as may be determined by the Directors.

10.2 Waiver of Annual General Meeting. If the Company is, or becomes, a company which is not a reporting company and all the members entitled to attend and vote at an annual general meeting consent in writing to all the business which is required or desired to be transacted at the meeting, such annual general meeting shall be deemed for the purpose of this Part to have been held on the date specified in the consent, and it is not necessary for the Company to hold that annual general meeting.

10.3 Classification of General Meetings. All general meetings other than annual general meetings are herein referred to as and may be called extraordinary general meetings.

10.4 Calling of Meetings. The Directors may, whenever they think fit, convene an extraordinary general meeting. An extraordinary general meeting, if requisitioned in accordance with the Company Act, shall be convened by the Directors or, if not convened by the Directors, may be convened by the requisitionists as provided in the Company Act.

10.5 Advance Notice for Election of Directors. If the Company is or becomes a reporting company, advance notice of any general meeting at which Directors are to be elected shall be published in the manner required by the Company Act.

10.6 Notice for General Meeting. A notice convening a general meeting specifying the place, the day, and the hour of the meeting, and, in case of special business, the general nature of that business, shall be given as provided in the Company Act and in the manner hereinafter in these Articles mentioned, or in such other manner as may be prescribed by the Directors to such persons as are entitled by law or under these Articles to receive such notice from the Company. Accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any member shall not invalidate the proceedings at that meeting.

10.7 Waiver or Reduction of Notice. All the members of the Company entitled to attend and vote at a general meeting may, by unanimous consent in writing given before, during or after the meeting, or if they are present at the meeting by a unanimous vote, waive or reduce the period of notice of such meeting and an entry in the minute book of such waiver or reduction shall be sufficient evidence of the due convening of the meeting.

10.8 Notice of Special Business at General Meeting. Except as otherwise provided by the Company Act, where any special business at a general meeting includes considering, approving, ratifying, adopting or authorizing any document or the execution thereof or the giving of effect thereto, the notice convening the meeting shall, with respect to such document, be sufficient if it states that a copy of the document or proposed document is or will be available for inspection by members at the registered office or records office of the Company or at some other place in British Columbia designated in the notice during the usual business hours up to the date of such general meeting.

10.9 Postponement of Meeting following Advance Notice. Where, in accordance with the Company Act, the Company has published in prescribed manner an advance notice of a general meeting at which Directors are to be elected, the Company may, notwithstanding such notice, postpone the general meeting to a date other than that specified in such notice. In the event of such a postponement, the Company shall publish, in the same manner prescribed for the original notice, a notice of the postponement of the meeting which notice shall include, if the date to which the meeting is postponed is known, the same information as is required by the Company Act to be included in the original notice. If the date to which the meeting is postponed is not known, the notice of postponement need state only that the meeting is postponed until further notice, provided however that once such date is known, the Company shall publish a new advance notice which shall comply with the Company Act. The date to which any such meeting is postponed shall be deemed to be the date of the meeting for the purpose of complying with any time limitations in respect of general meetings prescribed by the Company Act.


                                   PART 11
                       PROCEEDINGS AT GENERAL MEETINGS

11.1 Special Business. All business shall be deemed special business which is transacted at:

    (a) an extraordinary general meeting other than the conduct of and voting at, such meeting; and

    (b) an annual general meeting, with the exception of the conduct of, and voting at, such meeting, the consideration of the financial statement and of the respective reports of the Directors and auditor, fixing or changing the number of Directors, approval of a motion to elect two or more Directors by a single resolution, the election of Directors, the appointment of the auditor, the fixing of the remuneration of the auditor and such other business as by these Articles or the Company Act ought to be transacted at a general meeting without prior notice thereof being given to the members or any business which is brought under consideration by the report of the Directors.

11.2 Requirement of Quorum. No business, other than election of the chairman or the adjournment of the meeting, shall be transacted at any general meeting unless a quorum of members in person or by proxy, entitled to attend and vote, is present at the commencement of the meeting, but the quorum need not be present throughout the meeting.

11.3 Quorum. Save as herein otherwise provided, a quorum shall be one member, or one proxyholder representing members, holding not less than one-twentieth of the issued shares entitled to be voted at the meeting. If there is only one member the quorum is one person present and being, or representing by proxy, such member. The Directors, the Secretary or, in his absence, an Assistant Secretary, and the solicitor of the Company shall be entitled to attend at any general meeting but no such person shall be counted in the quorum or be entitled to vote at any general meeting unless he shall be a member or proxyholder entitled to vote thereat.

11.4 Lack of Quorum. If within half an hour from the time appointed for a general meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and, if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the person or persons present and being, or representing by proxy, a member or members entitled to attend and vote at the meeting shall be a quorum.

11.5 Chairman. The Chairman of the Board, if any, or in his absence the President of the Company or in his absence a Vice-President of the Company, if any, shall be entitled to preside as chairman at every general meeting of the Company. Notwithstanding the foregoing, with the consent of the meeting, which consent may be expressed by the failure to object of any person present and entitled to vote, the solicitor of the Company may act as chairman of the meeting.

11.6 Alternate Chairman. If at any general meeting neither the Chairman of the Board nor President nor a Vice-President is present within fifteen minutes after the time appointed for holding the meeting or is willing to act as chairman, the Directors present, shall choose someone of their number, or the solicitor of the Company, to be chairman. If all the Directors present, and the solicitor of the Company, decline to take the chair or fail to so choose or if no Director be present, the persons present and entitled to vote shall choose one of their number to be chairman.

11.7 Adjournments. The Chairman may and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 30 days or more, notice, but not the advance notice otherwise required with respect to the election of Directors of a reporting Company, of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

11.8 Resolutions Need Not be Seconded. No motion proposed at a general meeting need be seconded and the chairman may propose or second a motion.

11.9 Decisions by Show of Hands or Poll. Subject to the provisions of the Company Act at any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless (before or on the declaration of the result of the show of hands) a poll is directed by the chairman or demanded by at least one member entitled to vote who is present in person or by proxy. The chairman shall declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, and such decision shall be entered in the book of proceedings of the Company. A declaration by the chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or lost or not carried by a particular majority and an entry to that effect in the book of the proceedings of the Company shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

11.10 Casting Vote. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall not be entitled to a casting vote in addition to the vote or votes to which he may be entitled as a member or proxyholder.

11.11 Manner of Taking Poll. No poll may be demanded on the election of a chairman. A poll demanded on a question of adjournment shall be taken at the meeting without adjournment. A poll demanded on any other question shall be taken as soon as, in the opinion of the chairman, is reasonably convenient, but in no event later than seven days after the meeting and at such time and place and in such manner as the chairman of the meeting directs. The result of the poll shall be deemed to be the resolution of and passed at the meeting at which the poll was demanded. Any business other than that upon which the poll has been demanded may be proceeded with pending the taking of the poll. A demand for a poll may be withdrawn.

11.12 Disputed Vote. In the case of any dispute as to the admission or rejection of a vote, whether by show of hands or on a poll, the chairman shall determine the same, and his determination made in good faith is final and conclusive.

11.13 Retention of Ballots Cast on a Poll. Every ballot cast upon a poll and every proxy appointing a proxyholder who casts a ballot upon a poll shall be retained by the Secretary for such period and be subject to such inspection as the Company Act may provide.

11.14 Casting of Votes. On a poll a person entitled to cast more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

11.15 Ordinary Resolution Sufficient. Unless the Company Act, the Memorandum or these Articles otherwise provide, any action to be taken by a resolution of the members may be taken by an ordinary resolution.

11.16 Resolutions in Counterpart. A resolution submitted to all members entitled to vote and consented to in writing, whether by document, telegram, telex or any method of transmitting legibly recorded messages or other means, by all of the members entitled to vote, in the case of a special resolution, or so consented to by members holding shares carrying 75% of the votes entitled to be cast in the case of an ordinary resolution shall be as valid and effectual as if it had been passed at a meeting of the members duly called and held. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing.
Such resolution shall be filed with the minutes of the proceedings of the members and shall be effective on the date stated thereon or on the latest date stated on any counterpart.


                                   PART 12
                               VOTES OF MEMBERS

12.1 Number of Votes Per Share or Member. Subject to any special voting rights or restrictions attached to any class of shares and the restrictions on joint registered holders of shares, on a show of hands every member who is present in person or by proxy and entitled to vote thereat shall have one vote and on a poll every member shall have one vote for each share of which he is the registered holder and may exercise such vote either in person or by proxy.

12.2 Votes of Persons in Representative Capacity. Any person who is not registered as a member but is entitled to vote at any general meeting in respect of a share, may vote the share in the same manner as if he were a member; but, unless the Directors have previously admitted his right to vote at that meeting in respect of the share, he shall satisfy the Directors of his right to vote the share before the time for holding the meeting, or adjourned meeting, as the case may be, at which he proposes to vote.

12.3 Representative of a Corporate Member. Any corporation not being a subsidiary which is a member of the Company may by resolution of its Directors or other governing body authorize such person as it thinks fit to act as its representative at any general meeting or class meeting. The person so authorized shall be entitled to exercise in respect of and at such meeting the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company personally present, including, without limitation, the right, unless restricted by such resolution, to appoint a proxyholder to represent such corporation, and shall be counted for the purpose of forming a quorum if present at the meeting. Evidence of the resolution appointing any such representative may be sent to the Company by written instrument, telegram, telex or any method of transmitting legibly recorded messages. Notwithstanding the foregoing, a corporation being a member may appoint a proxyholder.

12.4 Votes by Joint Holders. Where there are joint members registered in respect of any share, any one of the joint members may vote at any meeting in person, by proxy or by authorized representative in respect of the share as if he were solely entitled to it. If more than one of the joint members is present at any meeting in person, by proxy or by authorized representative, the joint member so present whose name stands first on the register of members in respect of the share shall alone be entitled to vote in respect of that share. For the purpose of this Article several executors or administrators of a deceased member in whose sole name any share stands shall be deemed joint members.

12.5 Votes by Committee for a Member. A member of unsound mind entitled to attend and vote, in respect of whom an order has been made by any court having jurisdiction, may vote, whether on a show of hands or on a poll, by his committee or other person in the nature of a committee appointed by that court, and any such committee, or other person may appoint a proxyholder. The chairman may require such proof of such appointment as he sees fit.

12.6 Appointment of Proxyholders. A member holding more than one share in respect of which he is entitled to vote shall be entitled to appoint one or more (but, in the case of a non-reporting Company, not more than five) proxyholders to attend, act and vote for him on the same occasion. If such a member should appoint more than one proxyholder for the same occasion he shall specify the number of shares each proxyholder shall be entitled to vote. A member may also appoint one or more alternate proxyholders to act in the place and stead of an absent proxyholder.

12.7 Qualification of Proxyholders. Any person, having attained the age of majority, may act as proxyholder whether or not he is entitled on his own behalf to be present and to vote at the meeting at which he acts as proxyholder. The proxy may authorize the person so appointed to act as proxyholder for the appointor for the period, at any meeting or meetings, and to the extent permitted by the Company Act.

12.8 Execution of Form of Proxy. A proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation, either under the seal of the corporation or under the hand of a duly authorized officer or attorney of that corporation.

12.9 Deposit of Proxy. Unless the Directors fix some other time by which proxies must be deposited, a proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy thereof, shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting, not less than 48 hours (excluding Saturdays and holidays) before the time for holding the meeting in respect of which the person named in the instrument is appointed.

12.10 Directors May Make Regulations Relating to Deposit of Proxies. In addition to any other method of depositing proxies provided for in these Articles, the Directors may by resolution make regulations relating to the depositing of proxies at any place or places and fixing the time for depositing the proxies. If the Company is or becomes a reporting company, the time so fixed shall not exceed 48 hours (excluding Saturdays and holidays) preceding the meeting or adjourned meeting specified in the notice calling a meeting of members and providing for particulars of such proxies to be sent to the Company or any agent of the Company in writing or by letter, telegram, telex or any method of transmitting legibly recorded messages so as to arrive before the commencement of the meeting or adjourned meeting at the office of the Company or of any agent of the Company appointed for the purpose of receiving such particulars and providing that proxies so deposited may be acted upon as though the proxies themselves were deposited as required by this Part and votes given in accordance with such regulations shall be valid and shall be counted.

12.11 Form of Proxy. Unless the Company Act or any other statute or law requires any other form of proxy, a proxy, whether for a specified meeting or otherwise, shall be either in the form following or in any other form that the Directors or the chairman of the meeting shall approve:

                              (Name of Company)

The undersigned, being a member of the above named Company, appoints
_________
_________________of _______________or failing him________________________
of _______________for the undersigned to attend, act and vote for and on behalf of the undersigned at the general meeting of the Company to be held on the __day of ________and at any adjournment thereof.

Signed this ________________19__.


                                        _______________________________
                                         (Signature of Member).

12.12 Validity of Proxy Vote. A vote given in accordance with the terms of a proxy is valid notwithstanding the previous death or incapacity of the member giving the proxy or the revocation of the proxy or of the authority under which the form of proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no notification in writing of such death, incapacity, revocation or transfer shall have been received at the registered office of the Company or by the chairman of the meeting or adjourned meeting for which the proxy was given before the vote was taken.

12.13 Revocation of Proxy. Every proxy may be revoked by an instrument in writing:

    (a) executed by the member giving the same or by his attorney authorized in writing or, where the member is a corporation, by a duly authorized officer or attorney of the corporation; and

    (b) delivered either at the registered office of the Company at any time up to and including the last business day preceding the day of the meeting, or any adjournment thereof at which the proxy is to be used, or to the chairman of the meeting on the day of the meeting or any adjournment thereof before any vote in respect of which the proxy is to be used shall have been taken;

or in any other manner provided by law.

12.14 Chairman to Determine Validity. The chairman of the meeting may determine whether or not a proxy, deposited for use at such meeting, which may not strictly comply with the requirements of this Part as to form, execution, accompanying documentation, time of filing, or otherwise, shall be valid for use at such meeting and any such determination made in good faith shall be final, conclusive and binding upon such meeting.


                                   PART 13
                                  DIRECTORS

13.1 Number of Directors. The subscribers to the Memorandum of the Company are the first Directors. The Directors to succeed the first Directors may be appointed in writing by a majority of the subscribers or at a meeting of the subscribers, or if not so appointed, they shall be elected by the members entitled to vote on the election of Directors. The number of Directors, excluding additional Directors, may be fixed or changed from time to time by ordinary resolution, whether previous notice thereof has been given or not, but notwithstanding anything contained in these Articles the number of Directors shall never be less than one or, if the Company is or becomes a reporting company, less than three.

13.2 Remuneration and Expenses of Directors. The remuneration of the Directors may from time to time be determined by the Directors unless by ordinary resolution the members determine that such remuneration shall be determined by the members. Such remuneration may be in addition to any salary or other remuneration paid to any Director in his capacity as Officer or employee of the Company. The Directors shall be reimbursed for reasonable traveling, hotel and other expenses they incur in and about the business of the Company and if any Director shall perform any professional or other services for the Company that in the opinion of the Directors are outside the ordinary duties of a Director or shall otherwise be specially occupied in or about the Company's business, he may be paid a remuneration to be fixed by the Board, or, at the option of such Director, by the Company in general meeting, and such remuneration may be either in addition to, or in substitution for any other remuneration that he may be entitled to receive. The Directors on behalf of the Company, unless otherwise determined by ordinary resolution, may pay a gratuity or pension or allowance on retirement to any Director who has held any office or position with the Company or to his spouse or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

13.3 Qualification of Directors. A Director shall not be required to hold a share in the capital of the Company as qualification for his office but shall be qualified as required by the Company Act to become or act as a Director. Any Director who is not a member shall be deemed to have agreed to be bound by the provisions of the articles to the same extent as if he were a member of the Company.


                                   PART 14
                      ELECTION AND REMOVAL OF DIRECTORS

14.1 Election at Annual General Meetings. At each annual general meeting of the Company all the Directors shall retire and the members entitled to vote thereat shall elect a Board of Directors consisting of the number of Directors for the time being fixed pursuant to these Articles.

14.2 Eligibility of Retiring Director. A retiring Director shall be eligible for re-election.

14.3 Continuance of Directors. Where the Company fails to hold an annual general meeting in accordance with the Company Act, the Directors then in office shall be deemed to have been elected or appointed as Directors on the last day on which the annual general meeting could have been held pursuant to these Articles and they may hold office until other Directors are appointed or elected or until the day on which the next annual general meeting is held.

14.4 Election of Less than Required Number of Directors. If at any general meeting at which there should be an election of Directors the places of any of the retiring Directors are not filled by such election, such of the retiring Directors who are not re-elected as may be requested by the newly-elected Directors shall, if willing to do so, continue in office to complete the number of Directors for the time being fixed pursuant to these Articles until further new Directors are elected at a general meeting convened for the purpose. If any such election or continuance of Directors does not result in the election or continuance of the number of Directors for the time being fixed pursuant to these Articles such number shall be fixed at the number of Directors actually elected or continued in office.

14.5 Filing a Casual Vacancy. The remaining Directors or Director shall have the power from time to time to appoint any person as a Director to fill any casual vacancy occurring in the Board of Directors.

14.6 Additional Directors. Between successive annual general meetings the Directors shall have power to appoint one or more additional Directors but the number of additional Directors shall not be more than one-third of the number of Directors elected or appointed at the last annual general meeting. Any Director so appointed shall hold office only until the next following annual general meeting of the Company, but shall be eligible for election at such meeting and, so long as he is an additional Director, the number of Directors shall be increased accordingly.

14.7 Alternate Directors. Any Director may by instrument in writing delivered to the Company appoint any person to be his alternate to act in his place at meetings of the Directors at which he is not present unless the Directors shall have reasonably disapproved the appointment of such person as an alternate Director and shall have given notice to that effect to the Director appointing the alternate Director within a reasonable time after delivery of such instrument to the Company. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote as a Director at a meeting at which the person appointing him is not personally present, and, if he is a Director, to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time by instrument, telegram, telex or any method of transmitting legibly recorded messages delivered to the Company revoke the appointment of an alternate appointed by him. The remuneration payable to such an alternate shall be payable out of the remuneration of the Director appointing him.

14.8 Termination of Directorship. A Director ceases to hold office when he:

    (a) dies;

    (b) resigns his office by notice in writing delivered to the registered office of the Company;

    (c) is convicted of an indictable offence and the other Directors shall have resolved to remove him;

    (d) ceases to be qualified to act as a Director pursuant to the Company Act; or

    (e) is removed in accordance with Article 14.10.

14.9 Resignation of Directors. Every resignation of a Director becomes effective at the time a written resignation is delivered to the registered office of the Company or at the time specified in the resignation, whichever is later.

14.10 Removal of Directors. The Company may, by special resolution, remove any Director before the expiration of his period of office and may by an ordinary resolution appoint another person in his stead.


                                   PART 15
                        POWERS AND DUTIES OF DIRECTORS

15.1 Management of Affairs and Business. The Directors shall manage or supervise the management of the affairs and business of the Company and shall have the authority to exercise all such powers of the Company as are not, by the Company Act or by the Memorandum or these Articles, required to be exercised by the Company in general meeting.

15.2 Appointment of Attorney. The Directors may from time to time by power of attorney or other instrument under seal appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles and excepting the powers of the Directors relating to the constitution of the Board and of any of its committees and the appointment or removal of Officers and the power to declare dividends) and for such period, with such remuneration and subject to such conditions as the Directors may think fit, and any such appointment may be made in favor of any of the Directors or any of the members of the Company or in favor of any corporation, or of any of the members, Directors, nominees or managers of any corporation, firm or joint venture and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the Directors think fit. Any such attorney may be authorized by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him.


                                   PART 16
                     DISCLOSURE OF INTEREST OF DIRECTORS

16.1 Disclosure of Conflicting Interest. A Director who is in any way, directly or indirectly, interested in an existing or proposed contract or transaction with the Company or who holds any office or possesses any property whereby, directly or indirectly, a duty or interest might be created to conflict with his duty or interest as a Director shall declare the nature and extent of his interest in such contract or transaction or of the conflict or potential conflict with his duty and interest as a Director, as the case may be, in accordance with the provisions of the Company Act.

16.2 Voting and Quorum re Proposed. Contract. A Director shall not vote in respect of any such contract or transaction with the Company in which he is interested and if he shall do so his vote shall not be counted, but he shall be counted in the quorum present at the meeting at which such vote is taken. Subject to the provisions of the Company Act, the prohibitions contained in this Part shall not apply to

    (a) any contract or transaction relating to a loan to the Company, the repayment of all or part of which a Director or a specified corporation or a specified firm in which he has an interest has guaranteed or joined in guaranteeing;

    (b) any contract or transaction made, or to be made, with or for the benefit of an affiliated corporation of which a Director is a Director or Officer;

    (c) any contract by a Director to subscribe for or underwrite shares or debentures to be issued by the Company or a subsidiary of the Company, or any contract, arrangement or transaction in which a Director is, directly or indirectly, interested if all the other Directors are also, directly or indirectly, interested in the contract, arrangement or transaction;

    (d) determining the remuneration of the Directors;

    (e) purchasing and maintaining insurance to cover Directors against liability incurred by them as Directors; or

    (f) the indemnification of any Director by the Company.

These exceptions may from time to time be suspended or amended to any extent approved by the Company in general meeting and permitted by the Company Act, either generally or in respect of any particular contract or transaction or for any particular period.

16.3 Director May Hold Office or Position with Company. A Director may hold any office or position with the Company, other than the office of auditor of the Company, in conjunction with his office of Director for such period and on such terms, as to remuneration or otherwise, as the Directors may determine and no Director or intended Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or position or as vendor, purchaser or otherwise, and, subject to compliance with the provisions of the Company Act, no contract or transaction entered into by or on behalf of the Company in which a Director is in any way interested shall be liable to be voided by reason thereof.

16.4 Director Acting in Professional Capacity. Subject to compliance with the provisions of the Company Act, a Director or his firm may act in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

16.5 Director Receiving Remuneration from Other Interests. A Director may be or become a director or other officer or employee of, or otherwise interested in, any corporation or firm in which the Company may be interested as a member or otherwise, and, subject to compliance with the provisions of the Company Act, such Director shall not be accountable to the Company for any remuneration or other benefits received by him as director, officer or employee of, or from his interest in, such other corporation or firm.


                                   PART 17
                           PROCEEDINGS OF DIRECTORS

17.1 Chairman and Alternate. The Chairman of the Board, if any, or in his absence the President, shall preside as chairman at every meeting of the Directors, or if there is no Chairman of the Board or neither the Chairman of Board nor the President is present within fifteen minutes of the time appointed for holding the meeting or is willing to act as chairman, or, if the Chairman of the Board, if any, and the President have advised the Secretary that they will not be present at the meeting, the Directors present shall choose one of their number to be chairman of the meeting.
With the consent of the meeting, the solicitor of the Company may act as Chairman of a meeting of the Directors.

17.2 Meetings - Procedure - Casting Vote. The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings, as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall not have a second or casting vote. Meetings of the Board held at regular intervals may be held at such place, at such time and upon such notice (if any) as the Board may by resolution from time to time determine.

17.3 Meetings by Conference Telephone. A Director may participate in a meeting of the Board or of any committee of the Directors by means of conference telephones or other communications facilities by means of which all Directors participating in the meeting can hear each other and provided that all such Directors agree to such participation. A Director participating in a meeting in accordance with this Article shall be deemed to be present at the meeting and to have so agreed and shall be counted in the quorum therefor and be entitled to speak and vote thereat.

17.4 Notice of Meeting. A Director may, and the Secretary or an Assistant Secretary upon request of a Director shall, call a meeting of the Board at any time. Reasonable notice shall be given for any meeting specifying the place, day and hour of such meeting shall be given by mail, postage prepaid, addressed to each of the Directors and alternate Directors at his address as it appears on the books of the Company or by leaving it at his usual business or residential address or by telephone, telegram, telex, or any method of transmitting legibly recorded messages. It shall not be necessary to give notice of a meeting of Directors to any Director or alternate Director if such meeting is to be held immediately following a general meeting at which such Director shall have been elected or is the meeting of Directors at which such Director is appointed. Accidental omission to give notice of a meeting of Directors to, or by the non-receipt of notice by, any Director shall not invalidate the proceedings at that meeting.

17.5 Waiver of Notice of Meeting. Waiver of Notice of Meeting Any Director of the Company may file with the Secretary a document executed by him waiving notice of any past, present or future meeting or meetings of the Directors being, or required to have been, sent to him and may at any time withdraw such waiver with respect to meetings held thereafter. After the filing of such waiver with respect to future meetings, and until such waiver is withdrawn, no notice of any meeting of the Directors need be given to such Director or, unless the Director otherwise requires in writing to the Secretary, to his alternate Director, and all meetings of the Directors so held shall be deemed not to be improperly called or constituted by reason of notice not having been given to such Director or alternate Director.

17.6 Quorum. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and if not so fixed shall be a majority of the Directors or, if the number of Directors is fixed at one, shall be one Director.

17.7 Continuing Directors May Act During Vacancy. The Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed pursuant to these Articles as the necessary quorum of Directors, the Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

17.8 Validity of Acts of Directors. Subject to the provisions of the Company Act, all acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall, notwithstanding that it be afterwards discovered that there was some defect in the qualification, election or appointment of any such Directors or of the members of such committee or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly elected or appointed and was qualified to be a Director.

17.9 Resolutions in Writing Effective. A resolution consented to in writing, whether by document, telegram, telex or any method of transmitting legibly recorded messages or other means, by all of the Directors or their alternates shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and held. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing. Such resolution shall be filed with the minutes of the proceedings of the Directors and shall be effective on the date stated thereon or on the latest date stated on any counterpart.

17.10 Resolutions Need Not be Seconded and Chairman May Move a Motion. No resolution proposed at a meeting of Directors need be seconded, and the chairman of any meeting is entitled to move or propose a resolution.


                                   PART 18
                        EXECUTIVE AND OTHER COMMITTEES

18.1 Appointment of Executive Committee. The Directors may by resolution appoint an Executive Committee to consist of such member or members of their body as they think fit, which Committee shall have, and may exercise during the intervals between the meetings of the Board, all the powers vested in the Board except the power to fill vacancies in the Board, the power to change the membership of, or fill vacancies in, said Committee or any other committee of the Board and such other powers, if any, as may be specified in the resolution.

The said Committee shall keep regular minutes of its transactions and shall cause them to be recorded in books kept for that purpose, and shall report the same to the Board of Directors at such times as the Board of Directors may from time to time require. The Board shall have the power at any time to revoke or override the authority given to or acts done by the Executive Committee, except as to acts done before such revocation or overriding, and to terminate the appointment or change the membership of such Committee and to fill vacancies in it. The Executive Committee may make rules for the conduct of its business and may appoint such assistants as it may deem necessary. A majority of the members of said Committee shall constitute a quorum thereof.

18.2 Appointment of Committees. The Directors may by resolution appoint one or more committees consisting of such member or members of their body as they think fit and may delegate to any such committee between meetings of the Board such powers of the Board (except the power to fill vacancies in the Board and the power to change the membership of or fill vacancies in any committee of the Board and the power to appoint or remove Officers appointed by the Board) subject to such conditions as may be prescribed in such resolution, and all committees so appointed shall keep regular minutes of their transactions and shall cause them to be recorded in books kept for that purpose, and shall report the same to the Board of Directors at such times as the Board of Directors may from time to time require. The Directors shall also have power at any time to revoke or override any authority given to or acts to be done by any such committees except as to acts done before such revocation or overriding and to terminate the appointment or change the membership of a committee and to fill vacancies in it. Committees may make rules for the conduct of their business and may appoint such assistants as they may deem necessary. A majority of the members of a committee shall constitute a quorum thereof.

18.3 Procedure at Meetings. The Executive Committee and any other committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members of the committee present, and in case of an equality of votes the chairman shall not have a second or casting vote. A resolution approved in writing by all the members of the Executive Committee or any other committee shall be as valid and effective as if it had been passed at a meeting of such Committee duly called and constituted. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing. Such resolution shall be filed with the minutes of the proceedings of the committee and shall be effective on the date stated thereon or on the latest date stated in any counterpart.


                                   PART 19
                                   OFFICERS

19.1 President and Secretary Required. The Directors shall, from time to time, appoint a President and a Secretary and such other Officers, if any, as the Directors shall determine and the Directors may, at any time, terminate any such appointment. No Officer shall be appointed unless he is qualified in accordance with the provisions of the Company Act.

19.2 Persons Holding More Than One Office and Remuneration. One person may hold more than one of such offices except that the offices of President and Secretary must be held by different persons unless the Company has only one member. Any person appointed as the Chairman of the Board, the President or the Managing Director shall be a Director. The other Officers need not be Directors. The remuneration of the Officers of the Company as such and the terms and conditions of their tenure of office or employment shall from time to time be determined by the Directors; such remuneration may be by way of salary, fees, wages, commission or participation in profits or any other means or all of these modes and an Officer may in addition to such remuneration be entitled to receive after he ceases to hold such office or leaves the employment of the Company a pension or gratuity. The Directors may decide what functions and duties each Officer shall perform and may entrust to and confer upon him any of the powers exercisable by them upon such terms and conditions and with such restrictions as they think fit and may from time to time revoke, withdraw, alter or vary all or any of such functions, duties and powers. The Secretary shall, inter alia, perform the functions of the Secretary specified in the Company Act.

19.3 Disclosure of Conflicting Interest. Every Officer of the Company who holds any office or possesses any property whereby, whether directly or indirectly, duties or interests might be created in conflict with his duties or interests as an Officer of the Company shall, in writing, disclose to the President the fact and the nature, character and extent of the conflict.


                                   PART 20
        INDEMNITY AND PROTECTION OF DIRECTORS, OFFICERS AND EMPLOYEES

20.1 Indemnification of Directors. Subject to the provisions of the Company Act, the Directors shall cause the Company to indemnify a Director or former Director of the Company and the Directors may cause the Company to indemnify a Director or former Director of a corporation of which the Company is or was a member and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a Director of the Company or a Director of such corporation, including any action brought by the Company or any such corporation. Each Director of the Company on being elected or appointed shall be deemed to have contracted with the Company on the terms of the foregoing indemnity.

20.2 Indemnification of Officers, Employees, Agents. Subject to the provisions of the Company Act, the Directors may cause the Company to indemnify any Officer, employee or agent of the Company or of a corporation of which the Company is or was a member (notwithstanding that he is also a Director) and his heirs and personal representatives against all costs, charges and expenses whatsoever incurred by him or them and resulting from his acting as an Officer, employee or agent of the Company or such corporation. In addition the Company shall indemnify the Secretary or an Assistant Secretary of the Company (if he shall not be a full time employee of the Company and notwithstanding that he is also a Director) and his respective heirs and legal representatives against all costs, charges and expenses whatsoever incurred by him or them and arising out of the functions assigned to the Secretary by the Company Act or these Articles and each such Secretary and Assistant Secretary shall on being appointed be deemed to have contracted with the Company on the terms of the foregoing indemnity.

20.3 Indemnification not Invalidated by noncompliance. The failure of a Director or Officer of the Company to comply with the provisions of the Company Act or of the Memorandum or these Articles shall not invalidate any indemnity to which he is entitled under this Part.

20.4 Company May Purchase Insurance. The Directors may cause the Company to purchase and maintain insurance for the benefit of any person who is or was serving as a Director, Officer, employee or agent of the Company or as a Director, Officer, employee or agent of any corporation of which the Company is or was a member and his heirs or personal representatives against any liability incurred by him as such Director, Officer, employee or agent.


                                   PART 21
                            DIVIDENDS AND RESERVE

21.1 Declaration of Dividends. The Directors may from time to time declare and authorize payment of such dividends, if any, as they may deem advisable and need not give notice of such declaration to any member. No dividend shall be paid otherwise than out of funds and/or assets properly available for the payment of dividends and a declaration by the Directors as to the amount of such funds or assets available for dividends shall be conclusive. The Company may pay any such dividend wholly or in part by the distribution of specific assets, and in particular by paid up shares, bonds, debentures or other securities of the Company or any other corporation, or in any one or more such ways as may be authorized by the Company or the Directors, and where any difficulty arises with regard to such a distribution the Directors may settle the same as they think expedient, and in particular may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payments in substitution for all or any part of the specific assets to which any members are entitled shall be made to any members on the basis of the value so fixed to adjust the rights of all parties, and may vest any such specific assets in trustees for the persons entitled to the dividend as may seem expedient to the Directors.

21.2 Declared Dividend Rate. Any dividend declared on shares of any class by the Directors may be made payable on such date as is fixed by the Directors.

21.3 Proportionate to Number of Shares Held. Subject to the rights of members (if any) holding shares with specific rights as to dividends, all dividends on shares of any class shall be declared and paid according to the number of such shares held.

21.4 Reserves. The Directors may, before declaring any dividend, set aside out of the funds properly available for the payment of dividends such sums as they think proper as a reserve or reserves, which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalizing dividends, or for any other purpose to which such funds of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit. The Directors may also, without placing the same in reserve, carry forward such funds which they think prudent not to divide.

21.5 Receipts from Joint Holders. If several persons are registered as joint holders of any share, any one of them may give an effective receipt for any dividend, bonus or other moneys payable in respect of the share.

21.6 No Interest on Dividends. No dividend shall bear interest against the Company. Where the dividend to which a member is entitled includes a fraction of a cent, such fraction shall be disregarded in making payment thereof and such payment shall be deemed to be payment in full.

21.7 Payment of Dividends. Any dividend, bonus or other moneys payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder, or in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register, or to such person and to such address as the holder or joint holders may direct in writing. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. The mailing of such cheque or warrant shall, to the extent of the sum represented thereby (plus the amount of any tax required by law to be deducted) discharge all liability for the dividend, unless such cheque or warrant shall not be paid on presentation or the amount of tax so deducted shall not be paid to the appropriate taxing authority.

21.8 Capitalization of Undistributed Surplus. Notwithstanding anything contained in these Articles, the Directors may from time to time capitalize any undistributed surplus on hand of the Company and may from time to time issue as fully paid and non-assessable any unissued shares, or any bonds, debentures or debt obligations of the Company as a dividend representing such undistributed surplus on hand or any part thereof.

21.9 Fractional Share Dividends. Notwithstanding any other provisions of these articles should any dividend result in any members being entitled to a fractional part of a share of the Company, the Directors shall have the right to pay such members in place of that fractional share, the cash equivalent thereof calculated on the par value thereof or, in the case of shares without par value, calculated on the price or consideration for which such shares were or were deemed to be issued, and shall have the further right and complete discretion to carry out such distribution and to adjust the rights of the members with respect thereon on as practical and equitable a basis as possible including the right to arrange through a fiscal agent or otherwise for the sale, consolidation or other disposition of those fractional shares on behalf of those members of the Company.


                                   PART 22
                        DOCUMENTS, RECORDS AND REPORTS

22.1 Documents To Be Kept. The Company shall keep at its records office or at such other place as the Company Act may permit, the documents, copies, registers, minutes, and records which the Company is required by the Company Act to keep at its records office or such other place, as the case may be.

22.2 Accounts To Be Kept. The Company shall cause to be kept proper books of account and accounting records in respect of all financial and other transactions of the Company to record properly the financial affairs and condition of the Company and to comply with the Company Act.

22.3 Inspection of Accounts. Unless the Directors determine otherwise, or unless otherwise determined by an ordinary resolution, no member of the Company shall be entitled to inspect the accounting records of the Company.

22.4 Financial Statements and Reports for General Meetings. The Directors shall from time to time at the expense of the Company cause to be prepared and laid before the Company in general meeting such financial statements and reports as are required by the Company Act.

22.5 Financial Statements and Reports for Members. Every member shall be entitled, on demand, to be furnished with a copy of the latest financial statement of the Company including the auditor's report on it, if any, and, if so required by the Company Act, a copy of each annual financial statement and interim financial statement shall be mailed to each member.


                                   PART 23
                                   NOTICES

23.1 Method of Giving Notice. A notice, statement, report or other document may be given or delivered by the Company to any member either by delivery to him personally or by sending it by mail to his address as recorded in the register of members. Where a notice, statement, report or other document is sent by mail, service or delivery of the notice, statement or report shall be deemed to be effected by properly addressing, prepaying and mailing the notice, statement or report and to have been given on the day, Saturdays and holidays excepted, following the date of mailing. A certificate signed by the Secretary or other Officer of the Company or of any other corporation acting in that behalf for the Company that the letter, envelope or wrapper containing the notice, statement, report or other document was so addressed, prepaid and mailed shall be conclusive evidence thereof.

23.2 Notice to Joint Holders. A notice, statement, report or other document may be given or delivered by the Company to the joint holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.

23.3 Notice to Personal Representative. A notice, statement, report or other document may be given or delivered by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a member by sending it by mail, prepaid, addressed to them by name or by the title of representatives of the deceased or incapacitated person or trustee of the bankrupt, or by any like description, at the address (if any) supplied to the Company for the purpose by the persons claiming to be so entitled, or (until such address has been so supplied) by giving the notice in a manner in which the same might have been given if the death, bankruptcy or incapacity had not occurred.

23.4 Persons to Receive Notice. Notice of every general meeting or meeting of members holding shares of a particular class or series shall be given in a manner herein before authorized to every member holding at the time of the issue of the notice or the date fixed for determining the members entitled to such notice, whichever is the earlier, shares which confer the right to notice of and to attend and vote at any such meeting. No other person except the auditor of the Company and the Directors of the Company shall be entitled to receive notices of any such meeting.


                                   PART 24
                                 RECORD DATES

24.1 Record Date. The Directors may fix in advance a date, which shall not be more than the maximum number of days permitted by the Company Act, preceding the date of any meeting of members, including class and series meetings, or of the payment of any dividend or of the proposed taking of any other proper action requiring the determination of members, as the record date for the determination of the members entitled to notice of, or to attend and vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or for any other proper purpose and, in such case, notwithstanding anything elsewhere contained in these Articles, only members of record on the date so fixed shall be deemed to be members for the purposes aforesaid.

24.2 No Record Date Fixed. Where no record date is so fixed for the determination of members as provided in the preceding Article the date on which the notice is mailed or on which the resolution declaring the dividend is adopted, as the case may be, shall be the record date for such determination.

                                   PART 25
                                     SEAL

25.1 Affixation of Seal to Documents. The Directors may provide a seal for the Company and, if they do so, shall provide for the safe custody of the seal which shall not be affixed to any instrument except in the presence of the following persons, namely:

    (a) any two Directors; or

    (b) any one of the Chairman of the Board, the President, the Managing Director, a Director or a Vice-President together with any one of the Secretary, the Treasurer, the Secretary- Treasurer, an Assistant Secretary, an Assistant Treasurer and an Assistant Secretary-Treasurer; or

    (c) if the Company shall have only one member, the President or the Secretary; or

    (d) such person or persons as the Directors may from time to time by resolution appoint; and the said Directors, Officers, person or persons in whose presence the seal is so affixed to an instrument shall sign such instrument. For the purpose of certifying under seal true copies of any document or resolution the seal may be affixed in the presence of any one of the foregoing persons.

25.2 Reproduction of Seal. To enable the seal of the Company to be affixed to any bonds, debentures, share certificates, or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the Directors or Officers of the Company are, in accordance with the Company Act and/or these Articles, printed or otherwise mechanically reproduced there may be delivered to the firm or company employed to engrave, lithograph or print such definitive or interim bonds, debentures, share certificates or other securities one or more unmounted dies reproducing the Company's seal and the Chairman of the Board, the President, the Managing Director or a Vice-President and the Secretary, Treasurer, Secretary-Treasurer, an Assistant Secretary, an Assistant Treasurer or an Assistant Secretary-Treasurer may by a document authorize such firm or company to cause the Company's seal to be affixed to such definitive or interim bonds, debentures, share certificates or other securities by the use of such dies. Bonds, debentures, share certificates or other securities to which the Company's seal has been so affixed shall for all purposes be deemed to be under and to bear the Company's seal lawfully affixed thereto.

25.3 Official Seal for Other Jurisdictions. The Company may have an official seal for use in any other province, state, territory or country, and all of the powers conferred by the Company Act with respect thereto may be exercised by the Directors or by a duly authorized agent of the Company.


                                   PART 26
                    MECHANICAL REPRODUCTION OF SIGNATURES

26.1 Instrument May Be Mechanically Signed. The signature of any Officer, Director, registrar, branch registrar, transfer agent or branch agent of the Company, unless otherwise required by the Company Act or by these Articles, may, if authorized by the Directors, be printed, lithographed, engraved or otherwise mechanically reproduced upon all instruments executed or issued by the Company or any Officer thereof; and any instrument on which the signature of any such person is so reproduced shall be deemed to have been manually signed by such person whose signature is so reproduced and shall be as valid to all intents and purposes as if such instrument had been signed manually, and notwithstanding that the person whose signature is so reproduced may have ceased to hold the office that he is stated on such instrument to hold at the date of the delivery or issue of such instrument.

26.2    Definition of Instrument. The term "instrument" as used in Article
26. 1, shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, agreements, releases, receipts and discharges for the payment of money or other obligation, shares and share warrants of the Company, bonds, debentures and other debt obligations of the Company, and all paper writings.


                                   PART 27
         SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO PREFERRED SHARES

27.1 Directors' Right to Issue in One or More Series. Preferred shares may, at any time and from time to time, be issued in one or more series. The Directors may from time to time, by resolution passed before the issue of any Preferred shares of any particular series, alter the Memorandum and Articles of the Company to fix the number of Preferred shares in, to determine the designation of the Preferred shares of that series and to create, define and attach special rights and restrictions to the Preferred shares of that series, including, but without in any way limiting or restricting the generality of the foregoing:

    (a) the rate, amount or method of calculation of dividends and whether they are cumulative, partly cumulative, or non-cumulative, and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future;

    (b) the date, place, manner and currency of payments of dividends, and that date or dates from which they accrue or become payable;

    (c) any rights of redemption, retraction or purchase, the redemption, retraction or purchase prices and the terms and conditions of redemption, retraction or purchase, with or without provision for purchase or similar funds;

    (d) any voting rights;

    (e) any conversion, exchange or reclassification rights;

    (f) any rights to receive the remaining property of the Company upon liquidation, dissolution or winding up and the amount and preference of any such rights; and any other terms not inconsistent with these provisions.


        DATED March 20, 1997.


                                        ___/S/ WILLIAM A. RANDALL_____
                                        Subscriber